SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 25(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event report): JANUARY 29, 2002
                                                        ----------------

                        AAVID THERMAL TECHNOLOGIES, INC.
            (Exact Name of Registrant as Specified in its Charter)



         Delaware                  0-27308                  02-0466826
----------------------------    ------------          -------------------
(State or Other Jurisdiction    (Commission               (IRS Employer
     of Incorporation)           File Number)            Identification No.)



       One Eagle Square, Suite 509
       Concord, New Hampshire                                  03301
       ----------------------------------------             ----------
       (Address of Principal Executive Offices)             (Zip Code)


       Registrant's telephone number, including area code: (603) 224-1117
                             ----------------------

                                 Not Applicable
           -----------------------------------------------------------
          (Former Name or Former Address, if Change Since Last Report)


ITEM 5.   OTHER EVENTS.

On January 30, 2002, Aavid Thermal Technologies, Inc. received a $12.0 million equity contribution from Willis Stein & Partners, made through Heat Holdings Corp. and Heat Holdings II Corp. In connection with the equity contribution, Aavid entered into a forbearance agreement with its senior lenders dated as of January 29, 2002 pursuant to which agreement Aavid's senior lenders will forbear through May 31, 2002 with respect to certain covenant noncompliance issues. In addition, Aavid made its required interest payment due February 1, 2002 on its 12 3/4% Senior Subordinated Notes due 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AAVID THERMAL TECHNOLOGIES, INC.

By:  /s/  John W. Mitchell
---------------------------------
Name:  John W. Mitchell
Title:  General Counsel

Date: February 4, 2002